UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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SunLink Health Systems, Inc.

(Name of Registrant as Specified In Its Charter)

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SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

September 26, 2006

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders which will be held at 10:00 a.m., local time, on Monday, November 6, 2006, at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339.

The accompanying Notice of the Annual Meeting and Proxy Statement contain detailed information concerning the matters to be considered and acted upon at the meeting. The Company’s 2006 Annual Report to Shareholders is also enclosed.

We hope you will be able to attend the meeting.

Whether or not you plan to attend the meeting, please execute and return the enclosed proxy card at your earliest convenience to ensure representation at the meeting or vote via telephone or the Internet. If you later find you can attend the meeting, you may then withdraw your proxy and vote in person. If you have questions or need assistance regarding your shares, please call our proxy solicitor, Georgeson Shareholder Communications, Inc., at (866) 203-9401.

Sincerely,

/s/ ROBERT M. THORNTON, JR.
ROBERT M. THORNTON, JR. President and Chief Executive Officer

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 6, 2006

To the Shareholders of

SUNLINK HEALTH SYSTEMS, INC.:

The Annual Meeting of Shareholders of SUNLINK HEALTH SYSTEMS, INC. will be held at 10:00 a.m., local time, on Monday, November 6, 2006, at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, for the purpose of considering and voting upon:

1.	The election of three directors for a term of two years; and

2.	Such other business as may properly come before the meeting or any adjournment thereof.

Holders of the common shares of SunLink of record at the close of business on September 13, 2006, will be entitled to notice of and to vote at the meeting. You may vote by mail, telephone or the Internet from and to the extent described in the Company’s proxy statement. Internet and telephone voting will conclude on the Friday prior to the meeting.

Whether or not you expect to be present, please mark, sign, date and return the enclosed proxy promptly in the envelope provided or vote via telephone or the Internet. Giving the proxy will not affect your right to vote in person if you attend the meeting.

By order of the Board of Directors of SunLink Health Systems, Inc.

/s/ JAMES J. MULLIGAN
James J. Mulligan Secretary September 26, 2006

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

PROXY STATEMENT

FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of SunLink Health Systems, Inc. for the 2006 Annual Meeting of Shareholders and for any adjournment or postponement of the Annual Meeting. In this Proxy Statement, we refer to SunLink Health Systems, Inc. as “SunLink,” the “Company,” “we” or “us.”

We are holding the Annual Meeting at 10:00 a.m. local time, on Monday, November 6, 2006, at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, and invite you to attend in person.

We intend to mail this Proxy Statement and a proxy card to shareholders starting on or about October 2, 2006.

VOTING INFORMATION

All shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the shareholder’s directions specified on the proxy. If no directions have been specified by marking the appropriate places on the accompanying proxy card, the shares will be voted in accordance with the Board’s recommendations which are:

•	FOR the election of Karen B. Brenner, C. Michael Ford and Howard E. Turner, as directors of the Company for a term of two years.

A shareholder signing and returning the accompanying proxy has power to revoke it at any time prior to its exercise by delivering to the Company a later dated proxy or by giving notice to the Company in writing or at the meeting, but without affecting any vote previously taken.

Record Date

You may vote all shares that you owned as of September 13, 2006, which is the record date for the Annual Meeting. On September 13, 2006, we had 7,343,120 common shares outstanding. Each common share is entitled to one (1) vote on each matter properly brought before the Meeting.

Ownership Of Shares

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us, give your voting instructions by telephone or by the Internet, or vote in person at the Annual Meeting. If you hold your shares in a brokerage account or through a bank or other holder of record, you hold the shares in “street name,” and your broker, bank or other holder of record is sending these proxy materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Regardless of how you hold your shares, we invite you to attend the Annual Meeting.

How To Vote

Your Vote Is Important. We encourage you to vote promptly. Internet and telephone voting is available through 11:59 p.m. Eastern time on Sunday, November 5, 2006 for all shares. You may vote in one of the following ways:

By Telephone: If you are located in the U.S., you can vote your shares by calling the toll-free telephone number on your proxy card or, if you are an owner in street name, in the instructions that accompany your proxy materials. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card.

By Internet: You can also vote your shares by the Internet. Your proxy card indicates the website you may access for internet voting. You may vote by the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you are an owner in street name, please follow the Internet voting instructions that accompany your proxy materials. You may incur telephone and internet access charges if you vote by the Internet.

By Mail: If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction card.

At The Annual Meeting: If you vote your shares now, it will not limit your right to change your vote at the Annual Meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote your shares at the Meeting.

All shares that have been properly voted and not revoked will be voted at the Meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.

Revocation Of Proxies: You can revoke your proxy at any time before your shares are voted if you (1) submit a written revocation to our Secretary, (2) submit a later-dated proxy (or voting instructions if you hold shares in street name), (3) provide subsequent telephone or internet voting instructions or (4) vote in person at the Meeting.

Quorum And Required Vote

Quorum: We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the shares that shareholders are entitled to vote are present at the Meeting, either in person or by proxy.

Votes Required For Proposals: To elect directors the proportion of votes required is a plurality of the votes cast.

Routine And Non-Routine Proposals: American Stock Exchange rules determine whether proposals presented at the shareholder meetings are routine or not routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without voting instructions from the owner. The election of the 2006 slate of directors is considered a routine item.

How We Count Votes: In determining whether we have a quorum, we count abstentions and broker non-votes as present and entitled to vote.

In counting votes on the proposals:

•	We do not count abstentions or broker non-votes, if any, as votes cast for the election of Directors, but we do count votes withheld for one or more nominees as votes cast.

•	Under our Code of Regulations, all matters, other than the election of directors, are determined by the holders of a majority of the voting shares held by shareholders present in person or by proxy at the time of the meeting, except where a different proportion is required by law.

CORPORATE GOVERNANCE

Our business is managed by the Company’s employees under the direction and oversight of the Board of Directors. Except for Mr. Thornton, none of our Board members is an employee of the Company. The Board limits membership on the Audit Committee and Executive Compensation Committee (referred to in this proxy statement as the “Compensation Committee”) to independent non-management directors. We keep Board members informed of our business through discussions with management, materials we provide to them, visits to our offices and hospitals and their participation in Board and Board committee meetings.

The Board of Directors has adopted charters for the Board committees, resolutions governing the process for identification and nomination of candidates for the Board, and the Company’s code of ethics (the SunLink Health Systems, Inc. Code of Conduct) for employees, including our principal executive officer, principal financial officer and principal accounting officer. These documents, together with the Company’s Articles of Incorporation and Code of Regulations, provide the framework for the governance of the Company.

A complete copy of the charters of the Board committees, the resolutions governing the process for identification and nomination of candidates for the Board, and the Code of Conduct for employees may be found on the Company’s website at http://www.sunlinkhealth.com. Copies of these materials also are available to shareholders without charge upon written request to the Secretary of the Company.

Summary of the Corporate Governance Principles

Independence

A majority of the Board of Directors is required to consist of independent, non-management directors who meet the criteria for independence required by the American Stock Exchange. Under such rules, a director is independent if he or she does not have a material relationship with the Company.

The Board of Directors has determined that as of September 13, 2006, six (6) of the Company’s seven (7) incumbent directors are independent under these guidelines: Ms. Brenner and Messrs. Baileys, Burleson, Ford, Hall and Turner. Mr. Thornton, as a management director, also participates in the Board’s activities and provides valuable insights and advice.

The non-management directors meet periodically in executive session without the Chief Executive Officer present.

The executive sessions of non-management directors are presided over by the director who is the chairman of the committee responsible for the issue being discussed. General discussions, such as the review of the Company’s overall performance, are presided over by a director elected by a majority of the non-management directors.

Non-management directors have access to individual members of management or to other employees of the Company on a confidential basis. Directors also have access to Company records and files, and directors may contact other directors without informing Company management of the purpose or even the fact of such contact.

Business Combinations

In the event SunLink receives any formal written offer(s) to purchase more than 20% of SunLink’s outstanding common stock, such proposal is required to be evaluated by the Board of Directors, who may delegate the evaluation of such offer to a committee of the Board of Directors (which may be its Executive Committee), so long as such committee is comprised of a majority of independent directors. Such committee will be empowered to retain such legal and financial advisors as it may deem necessary to advise it and the Board in respect of such offer(s).

In the event of any proposed business combination involving SunLink, the Compensation Committee is authorized to retain an independent financial advisor to evaluate and make recommendations to the Compensation Committee concerning any severance package proposed for any of SunLink’s officers or Board members in connection with any proposed business combination and the financial effect thereof.

Director Share Ownership

The Company believes that each director should have a personal investment in the Company. Each outside director (or future outside director, as the case may be) is required to own at least one thousand (1,000) shares of SunLink common stock. Each outside director (or future outside director, as the case may be) must maintain ownership of such number of common shares until such outside director ceases to serve as a member of the Board.

Annual Meeting Attendance

The Board of Directors encourages all its members to attend the Annual Meeting of Shareholders. In November 2005, all director nominees and all continuing directors were present at the Annual Meeting of Shareholders.

Communicating with Directors

The Board of Directors has provided a means by which shareholders may send communications to the Board or to individual members of the Board. Such communications, whether by letter, e-mail or telephone, should be directed to the Secretary of the Company who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Secretary or his designee, may not be forwarded to the directors.

If a shareholder wishes to communicate to the Chairman of the Audit Committee about a concern relating to the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern likewise should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the shareholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of the Company’s Secretary

The Company’s “whistleblower” policy prohibits the Company or any of its employees from retaliating or taking any adverse action against anyone for raising a concern. If a shareholder or employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, the concern may be directed to the Office of the Technical and Compliance Services at the Company’s headquarters or by telephone at 1-866-244-5952. The Vice President for such services or his designee will refer the concern to the Compliance Committee (a committee composed of Board and non-Board members and chaired by Ms. Brenner), or if appropriate, the Chairman of the Audit Committee who will assure that the matter is properly investigated.

ITEMS TO BE VOTED ON BY SHAREHOLDERS

Item 1–Election of Directors

The Company’s Board of Directors is presently comprised of seven members. One class of Directors is normally elected at each Annual Meeting of Shareholders for a term of two years. At the 2006 Annual Meeting, shareholders will elect three directors who will hold office until the Annual Meeting of Shareholders in 2008. The Board of Directors has nominated Karen B. Brenner, C. Michael Ford and Howard E. Turner, who are presently directors of the Company, for election to terms of office of two years.

It is the intention of the proxy agents named in the proxy, unless otherwise directed, to vote such proxy for the election of Karen B. Brenner, C. Michael Ford and Howard E. Turner. Should any of such nominees be unable to accept the office of director, an eventuality which is not anticipated, proxies may be voted with discretionary authority for a substitute nominee or nominees designated by the Board of Directors.

The following table sets forth certain information about the nominees for election and the directors whose terms of office will continue after the meeting.

Current Nominees:	Name and Offices Presently Held with Company	Director Since
Karen B. Brenner	Director	1996

C. Michael Ford	Director	1999

Howard E. Turner	Director	1999

Directors Whose Term of Office Expires in 2007:
Robert M. Thornton, Jr.	Director, Chairman, President, and Chief Executive Officer	1996

Dr. Steven J. Baileys	Director	2000

Michael W. Hall	Director	2001

Gene E. Burleson	Director	2003

Certain information concerning each person listed in the above table, including his or her principal occupation for at least the last five years, is set forth below.

Robert M. Thornton, Jr., 57, has been Chairman and Chief Executive Officer of the Company since September 10, 1998, President since July 16, 1996 and was the Chief Financial Officer from July 18, 1997 through August 31, 2002. From March 1995 to the present, Mr. Thornton has been a private investor and Chairman and Chief Executive Officer of CareVest Capital, LLC, a private investment and management services firm. Mr. Thornton was a director of and held various executive offices with Hallmark Healthcare Corporation from October 1989 until Hallmark’s merger with Community Health Systems, Inc. in October 1994.

Dr. Steven J. Baileys, 52, is a private investor and was Chairman of the Board of Directors of SafeGuard Health Enterprises, Inc., a public dental care benefits company, from July 1995 to June 2004. Dr. Baileys was Chief Executive Officer of SafeGuard from April 1995 to February 2000, its President from December 1981 until May 1997, and its Chief Operating Officer from December 1981 until April 1995. Dr. Baileys is licensed to practice dentistry in the State of California.

Michael W. Hall, 57, is a private investor and was Chairman and Chief Executive Officer of Pyramed Health System, Inc., a healthcare consulting firm, from August 1996 through March 31, 2001. From April 1991 to August 1996, Mr. Hall was Chief Operating Officer and Executive Vice President of Southern Health Management Corporation, a healthcare management company specializing in rural healthcare. Prior to its sale to NetCare Health Systems, Inc., in 1996, Southern Health Management Corporation owned three of SunLink’s seven hospitals.

Gene E. Burleson, 65, is a private investor and was a director of HealthMont Inc., a Tennessee corporation, from its inception in September 2000 until its acquisition by SunLink in October 2003. Mr. Burleson served as the Chairman of the Board of Directors of Mariner Post-Acute Network, Inc., a diversified provider of long-term and specialty health care services, from February 2000 to June 2002. Mr. Burleson served as the Chief Executive Officer and as a director of Vitalink Pharmacy Services, Inc. from February 1997 to August 1997. He served as Chairman of the Board of Directors of GranCare, Inc., a provider of long-term and specialty health care services, which subsequently became a part of Mariner Post-Acute Network, Inc., from January 1994 to November 1997, and as its Chief Executive Officer from December 1990 to February 1997. His previous experience also includes serving as the President and Chief Operating Officer of American Medical International, Inc., an acute-care hospital company and a predecessor to Tenet Healthcare Corporation. Mr. Burleson also currently serves on the Board of Directors of Prospect Medical Holdings, Inc., a provider of management services to independent physician associations, Deckers Outdoor Corporation, a shoe manufacturer, and various other privately-held companies.

Karen B. Brenner, 54, has been President of Fortuna Asset Management, LLC, an investment advisory firm located in Newport Beach, California, since 2000. Fortuna Asset Management, LLC succeeded to the business of Fortuna Advisors, Inc., which Ms. Brenner formed and operated from 1993 to 2000. Ms. Brenner is also a director of Creative Bakeries, Inc.

C. Michael Ford, 67, has been the owner and Chairman of the Board of Directors of Montpelier Corporation, a venture capital and real estate holding company, since October 1990. Mr. Ford has served as Chief Executive Officer since November 2003 and Chief Financial Officer of Newtown Macon, Inc. from October 2002 to November 2003. Mr. Ford was Chairman of the Board of In Home Health, Inc. from February 2000 to December 2000, and the Interim Chief Executive Officer from February 2000 to December 2000, except for the period June 27 through July 7, 2000. Mr. Ford served as Vice President of Development of Columbia/HCA Healthcare Corporation from September 1994 to September 1997, and was Vice President of Marketing of Meditrust Corp. from October 1993 to September 1994.

Howard E. Turner, 64, has been a partner in the law firm of Smith, Gambrell & Russell, LLP, since 1971, where he is a member of the firm’s executive committee. Mr. Turner has served as a director of Avlease, Ltd., a lessor of large commercial aircraft, and currently serves as an officer and director of Historic Motorsports Holdings, Ltd. Mr. Turner provides legal services to the Company through the law firm, Smith, Gambrell & Russell, LLP, as requested by the Company.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Board Meetings

The Board of Directors held 11 meetings and took zero actions by unanimous written consent during fiscal 2006. The Board has three (3) standing committees: an Executive Committee, an Audit Committee and a Compensation Committee. In October 2005, the Board appointed a special committee to examine the Company’s strategic alternatives. All directors attended 75% or more of the meetings of the Board and Board committees on which they served in our fiscal year ended June 30, 2006.

Membership On Board Committees

This table lists our three committees, the directors who currently serve on them, and the number of committee meetings held in the fiscal year ended June 30, 2006:

Name	Audit	Compensation	Executive	Strategic Review
Dr. Baileys		•		C
Ms. Brenner	•	C	•
Mr. Burleson		•		•
Mr. Ford	C
Mr. Hall	•			•
Mr. Thornton			C
Mr. Turner			•
2006 Meetings	7	5	—	7

C = Chair

• = Member

Audit Committee

The Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

•	The integrity of the financial statements and other financial information provided by the Company to the Company’s shareholders, the general public and the Securities and Exchange Commission (“SEC”);

•	The Company’s systems of internal controls regarding finance, accounting, legal and compliance that management and the Board have established;

•	The Company’s auditing, accounting and financial reporting processes generally; and

•	The independence and performance of the Company’s external auditors.

•	Annually review and reassess the adequacy of the Audit Committee Charter and recommend any proposed changes to the Board for approval; and

•	Perform any other activities consistent with the Audit Committee Charter, the Company’s Code of Regulations and governing law as the Committee or the Board deem appropriate.

All three members of the Audit Committee are independent as defined in Section 121(A) of the American Stock Exchange’s listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Board has also determined that Mr. Ford meets the requirements for being an “audit committee financial expert” as defined by SEC regulations adopted in January 2003.

Compensation Committee

The Compensation Committee has the power and authority of the Board to perform and shall perform the following duties and responsibilities:

•	Develop guidelines and, on an annual basis, review the compensation and performance of the Company’s senior executive officers, review and approve corporate goals relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of these goals and objectives, set the Chief Executive Officer’s compensation based on this evaluation, evaluate the performance of the Company’s senior executive officers and approve their annual compensation, and produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with all applicable rules and regulations;

•	Make recommendations to the Board with respect to incentive compensation plans and equity-based plans, and administer such plans by establishing criteria for the granting of awards to the Company’s officers and other employees and reviewing and approving the granting of awards in accordance with such criteria;

•	Review and approve plans for managerial succession of the Company;

•	Review director compensation levels and practices, and recommend to the Board, from time to time, changes in such compensation levels and practices (including retainers, meetings fees, committee fees, stock options and other similar items as appropriate);

•	Annually review and reassess the adequacy of the Compensation Committee Charter and recommend any proposed changes to the Board for approval; and

•	Perform any other activities consistent with the Compensation Committee Charter, the Company’s Code of Regulations and governing law as the Committee or the Board deem appropriate.

All three members of the Compensation Committee are independent, as defined in Section 121(A) of the American Stock Exchange’s listed company guide.

Executive Committee

The Executive Committee is empowered to exercise all of the authority of the Board of Directors except as to matters not delegable to a committee under the General Corporation Law of Ohio.

Nomination Procedures

The Board does not have a nominating committee but has adopted a nominating resolution which provides that the Company believes it to be in its best interest and the best interest of its shareholders to authorize the entire Board to identify and nominate directors to serve on the Company’s Board so long as, pursuant to American Stock Exchange rules, director nominees so selected are approved by a majority of the independent directors and, when vacancies occur on the Board, the Board shall actively seek individuals qualified to become Board members based on business experience, professional expertise, industry experience and geographic representation. Shareholders who wish to submit nominees for election at an annual or special meeting of shareholders should follow the procedure generally described on page 30 and more particularly, in the Company’s Code of Regulations. The Board of Directors applies the same standards in considering candidates submitted by shareholders as it does in evaluating candidates submitted by members of the Board of Directors. The Board does not have a separate policy with regard to the consideration of candidates recommended by shareholders other than the process provided in the nominating resolution.

COMPENSATION OF DIRECTORS

Cash Compensation. The Company Board typically evaluates director compensation on an annual basis with charges typically implemented on a twelve month cycle. The following table shows the effective or proposed effective date for director’s compensation for the periods indicated, including monthly fees for services as a director, fees for attendance at a meeting of the Board of Directors, fees for attending an Audit Committee, Compensation Committee or Executive Committee meeting, fees for participating in telephone meetings, additional monthly fees for service on the Audit Committee, and the additional monthly fees paid to committee chairmen. We also reimburse customary expenses for attending Board, committee, and shareholder meetings.

						Meeting Fees ($ per meeting)
	Retainers ($ per month)					For Attendance At:
Year	Board	Committee Membership		Committee Chairmanship		In Person		By Telephone
		Audit	Other	Audit Chair	Compensation Chair	Board Meetings	Committee Meetings	Board & Committee Meetings[5]
2006[1]	1,500	1,000	—	2,000	1,000	1,500	1,500	1,000
2005[2]	1,500	750	—	1,500	500	1,500	1,000	1,000
2004[3]	1,500	750	—	1,500	—	1,000	750	750
2003[4]	1,250	600	—	1,000	—	1,000	600	600

[1]	Effective September 12, 2006
[2]	Effective December 1, 2005 to November 30, 2006
[3]	Effective December 1, 2004 to November 30, 2005
[4]	Effective September 1, 2003 to November 30, 2004
[5]	Where attendance is via a telephonic meeting rather than in person, Board meeting fees are paid at a reduced rate.

Non-Cash Compensation. Each non-employee director currently is eligible to participate in the Company’s 2001 Outside Directors’ Stock Ownership and Stock Option Plan and in the 2005 Equity Incentive Plan. In December 2003, each of the Company’s non-employee directors was granted options to purchase 6,250 shares of SunLink’s common stock at an exercise price of $2.90 per share. One-third of such options vest each year, beginning with the date of the grant. We anticipate that in 2006 we will award equity compensation to non-employee directors with an estimated value of $20,000. If such award is made in the form of stock options, the Board expects the number of options to be derived from a Black-Scholes or other similar valuation. Upon adoption of the 2005 Equity Incentive Plan, we awarded each non-employee director 5,500 shares in restricted stock which will vest on November 11, 2006. Based on a $9.90 closing price for Company common stock on June 30, 2006, such grant had a valuation of $22,055. Assuming a $9 per share market price and a 10 year option term, the Board anticipates that non-employee directors will receive a grant of options to purchase approximately 5,200 shares in future years.

Management Directors. We do not pay directors who are also our employees any additional compensation for serving as a director other than customary reimbursement of expenses.

Other Arrangements. Mr. Turner is a partner of the law firm of Smith, Gambrell & Russell, LLP. Mr. Mulligan, a director emeritus and our Secretary, is a partner of the law firm of Mulligan & Mulligan. These firms provided legal services to the Company in the fiscal year ended June 30, 2006 at customary rates and they continue to provide such services to the Company in the fiscal year ending June 30, 2007.

Director Compensation for Fiscal Year 2006

The following chart discloses each director’s compensation for fiscal year ended June 30, 2006:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Robert M. Thornton, Jr.	N/A1	N/A	N/A	N/A	N/A	N/A	N/A
Steven J. Baileys	34,000	—	22,055	—	N/A	—	56,055
Karen B. Brenner	52,000	—	22,055	—	N/A	—	74,055
Gene E. Burleson	32,250	—	22,055	—	N/A	—	34,305
C. Michael Ford	53,000	—	22,055	—	N/A	—	75,055
Michael W. Hall	43,250	—	22,055	—	N/A	—	65,305
Howard E. Turner	29,500	—	22,055	—	N/A	—	51,555

[1]	As an executive officer of the Company, Mr. Thornton is not paid non-employee director fees. Information on his compensation can be found elsewhere in this proxy statement.

EXECUTIVE OFFICERS

Our executive officers, as of September 13, 2006, their positions with the Company or our subsidiaries and the ages of such executive officers are as follows:

Name	Office	Age
Robert M. Thornton, Jr.	Director, Chairman of the Board of Directors, President and Chief Executive Officer	57
Joseph T. Morris	Chief Financial Officer	58
Harry R. Alvis	Chief Operating Officer	61
Jerome D. Orth	Vice President, Technical and Compliance Services	58
Mark J. Stockslager	Corporate Controller and Principal Accounting Officer	47

All of our executive officers hold office for an indefinite term, subject to the discretion of the Board of Directors.

Biographical information for our non-director executive officers is set forth below:

Joseph T. Morris has been Chief Financial Officer of SunLink Health Systems, Inc. since September 1, 2002, and President and Chief Financial Officer of SunLink Healthcare, LLC (f/k/a SunLink Healthcare Corp.) since February 1, 2001. Mr. Morris provided turn-around operational and financial consulting services for several healthcare companies, including Cambio Health Solutions and New American Healthcare Corporation, from June 1999 through January 2001. From January 1997 through May 1999, Mr. Morris was Executive Vice President and Chief Financial Officer of ValueMark HealthCare Systems, Inc., a privately-held owner-operator of psychiatric hospitals. From August 1993 through December 1996, Mr. Morris was President of Affiliated Health Management, Inc., and from February 1990 to July 1993, was Senior Vice President, Hospital Financial Operations, for Hallmark Healthcare Corporation.

Harry R. Alvis has been Chief Operating Officer of SunLink Health Systems, Inc. since September 1, 2002, and Senior Vice President of Operations of SunLink Healthcare LLC since February 1, 2001. Mr. Alvis provided turn-around operational consulting services for New American Healthcare Corp. from March 2000 through January 2001. From August 1997 through August 1999, Mr. Alvis was Chief Executive Officer of River Region Health Systems in Vicksburg, Mississippi, a healthcare facility owned by Quorum Health Group, Inc. From August 1995 through August 1997, Mr. Alvis was the Chief Executive Officer of Greenview Hospital in Bowling Green, Kentucky, a healthcare facility owned by Hospital Corporation of America. Mr. Alvis was the Chief Executive Officer of Pinelake Medical Center in Mayfield, Kentucky from November 1987 through August 1995. Pinelake was a healthcare facility owned by HealthTrust, Inc.

Jerome D. Orth has been Vice President, Technical & Compliance Services for the Company since February 1, 2001. From January 1995 through January 2001, Mr. Orth was Vice President of Hospital Financial Operations for ValueMark Healthcare Systems, Inc., a privately-held owner-operator of psychiatric hospitals. From February 1987 through October 1994, Mr. Orth held various positions with Hallmark Healthcare Corporation, including Executive Director, Hospital Financial Management and Executive Director, Management Information Systems. Prior to 1987, Mr. Orth spent 12 years in various accounting, third party reimbursement and management positions with Hospital Corporation of America.

Mark J. Stockslager has been Principal Accounting Officer since March 11, 1998 and Corporate Controller since November 6, 1996. He has been associated continuously with our accounting and finance operations since June 1988 and has held various positions, including Manager of U.S. Accounting, from June 1993 until November 1996. From June 1982 through May 1988, Mr. Stockslager was employed by Price Waterhouse & Co.

OWNERSHIP OF OUR COMMON SHARES

Common Shares Owned By Certain Beneficial Owners

Set forth below is certain information concerning the persons or entities known by the Board of Directors of the Company to be the beneficial owners of more than 5% of the outstanding common shares of the Company as of September 13, 2006.

	Common Shares Beneficially Owned As of September 13, 2006(1)
Name and Address	Shares		% of Class
Steven J. Baileys(2) 30691 Hunt Club Drive San Juan Capistrano, CA 92675	584,201	(3)	7.96

Robert M. Thornton, Jr. c/o SunLink Health Systems, Inc. 900 Circle 75 Parkway, Suite 1120 Atlanta, GA 30339	507,557	(4)	6.91

North Atlantic Value LLP Ryder Court, 14 Ryder Street London SW1Y 6QB, England	1,232,200	(5)	16.78

Joseph M. Girard The Whale House P.O. Box 6648 Malibu, CA 90264	388,700	(6)	5.29

(1)	Under applicable SEC regulations, shares are treated as “beneficially owned” if a person has or shares voting or investment power with respect to the shares or has a right to acquire the shares within 60 days of September 13, 2006. Unless otherwise indicated, sole voting power and sole investment power are exercised by the named person. In calculating “% of Class” for a person, shares which may be acquired by a person within such 60-day period are treated as owned by such person and as outstanding shares in the calculation of percentage ownership for such person.
(2)	Steven J. Baileys is the managing member of Beilihis Investments, LLC, which is a private investment firm.
(3)	Includes 346,249 shares held by Beilihis Investments, LLC. Dr. Baileys is managing member of Beilihis. Also includes 19,250 shares that may be acquired upon the exercise of options exercisable within 60 days of September 13, 2006.
(4)	Includes 172,833 shares that may be acquired under options exercisable within 60 days of September 13, 2006.
(5)

Represents aggregate holdings under a joint filing on a Schedule 13D dated November 29, 2005 by North Atlantic Value, LLP, Christopher H. B. Mills, American Opportunity Trust, John W. Gildea, Gildea Management Company, and Axia Value Partners (collectively, “the Group”). The Group as joint filers disclaim the existence of a “group” under Rule 13d-3. North Atlantic Value, LLP, is a limited liability partnership organized under the laws of England with its principal office and business at Ryder Court, 14 Ryder Street, London SW1Y 6QB England. Trident North Atlantic is an open-ended investment company incorporated in the Cayman Islands with its principal office and business at P.O. Box 309, Ugland House, George Town, Grand Cayman, Cayman Islands. Trident North Atlantic is a publicly-held regulated mutual fund. Christopher Harwood Bernard Mills serves as a director of Trident North Atlantic and North Atlantic Value serves as an investment adviser to Trident North Atlantic. Trident Holdings (“Trident Holdings”) is an open-ended investment company incorporated in the Cayman Islands with its principal office and business at P.O. Box 1350GT, 75 Fort Street, George Town, Grand Cayman, Cayman Islands. High Tor Limited (“Trident High Tor”) is a corporation organized under the laws of the Cayman Islands with its principal office and business at P.O. Box N-4857, Unit No. 2, Cable Beach Court, West Bay Street, Nassau, The Bahamas. Christopher Harwood Bernard Mills is a British citizen whose business address is Ryder Court, 14 Ryder Street, London SW1Y 6QB England. American Opportunity Trust is a corporation organized under the laws of England with its principal office and business at Ryder Court, 14 Ryder Street, London SW1Y 6QB England. North Atlantic Smaller Companies Investment Trust (“NASCIT”) is an investment limited liability company organized under the laws of England with its principal office and business at Ryder Court, 14 Ryder Street, London SW1Y 6QB England. Gildea Management Company is a corporation organized under the laws of the State of Delaware with its principal office and business address at PO Box 938, 65 Vitti Street, New Canaan, Connecticut. John W. Gildea is a U.S. citizen whose principal business address is PO Box 938, 65 Vitti Street, New Canaan, Connecticut. Axia Value Partners LLC (“Axia Value Partners”) is a limited liability company organized under the laws of the State of Delaware with its principal office and business address at PO Box 938, 65 Vitti Street, New Canaan, Connecticut. North Atlantic Value is the investment manager and/or investment adviser to each of American Opportunity Trust, Trident North Atlantic, Trident Holdings, Trident High Tor and its private clients and as such it has the authority to vote or dispose of the Common Stock. Christopher H. B. Mills is the Chief Executive Officer of American Opportunity Trust. Christopher H. B. Mills is also a partner of North Atlantic Value. Gildea Management Company is the investment manager to Axia Value Partners and as such it has the authority to vote or dispose of the Company’s common shares owned by Axia Value Partners. John W. Gildea is a managing director of Gildea Management Company and is also a director of American Opportunity Trust. The aggregate number and percentage of the outstanding common shares of the Company reported by the Group to be beneficially owned by each of the Group and to the knowledge of the Group, by each other person who may be deemed to be a member of the Group is as follows:

Group Member	Aggregate Number of Shares	Number of Shares: Sole Power to Vote	Number of Shares: Shared Power to Vote	Number of Shares: Sole Power to Dispose	Number of Shares: Shared Power to Dispose	Approximate Percentage
North Atlantic Value	1,232,300	—	1,232,300	—	1,232,300	17.0%
Christopher H. B. Mills	1,232,300	—	1,232,300	—	1,232,300	17.0%
American Opportunity Trust	302,844	—	302,844	—	302,844	4.2%
Trident North Atlantic Fund	239,302	—	239,302	—	239,302	3.3%
Trident Holdings	123,670	—	123,670	—	123,670	1.7%
NASCIT	87,400	—	87,400	—	87,400	1.2%
John W. Gildea	107,800	2,800	105,000	2,800	105,000	1.5%
Gildea Management Company	105,000	—	105,000	—	105,000	1.5%
Axia Value Partners	105,000	—	105,000	—	105,000	1.5%

(6)	Information with respect to Mr. Girard and his holdings is based on a Schedule 13D dated March 16, 2004, which contained information as of such date. Mr. Girard reports that he has sole voting and dispositive power with respect to, and is the beneficial owner of, 388,700 shares.

Common Shares Owned By Management

The following table sets forth the number of common shares of the Company beneficially owned as of September 13, 2006 by each named executive officer listed in the Summary Compensation Tables on pages 17 and 18, by each current director, and by all directors, nominees and executive officers of the Company as a group.

	Common Shares Beneficially Owned As of September 13, 2006
Name	Number		% of Class
Robert M. Thornton, Jr. Director, Chairman, President and Chief Executive Officer	507,557	(1)	6.91

Joseph T. Morris Chief Financial Officer	155,316	(2)	2.16

Harry R. Alvis Chief Operating Officer	112,300	(3)	1.53

Jerome D. Orth Vice President Technical and Compliance Services	46,849	(4)	*

Mark J. Stockslager Corporate Controller and Principal Accounting Officer	100,148	(5)	1.36

Steven J. Baileys Director	584,201	(6)	7.96

Karen B. Brenner Director	259,167	(7)	3.53

Gene E. Burleson Director	78,993	(8)	1.08

C. Michael Ford Director	54,250	(9)	*

Michael W. Hall Director	27,350	(9)	*

Howard E. Turner Director	234,687	(9)	3.20

Directors, Nominees and Executive Officers as a Group (11 persons)	2,161,818	(10)	29.44

*	Less than 1%
(1)	Includes 172,833 shares that may be acquired upon the exercise of options exercisable within 60 days of September 13, 2006.
(2)	Includes 99,666 shares that may be acquired under options exercisable within 60 days of September 13, 2006
(3)	Includes 94,500 shares that may be acquired under options exercisable within 60 days of September 13, 2006.
(4)	Includes 43,867 shares that may be acquired under options exercisable within 60 days of September 13, 2006.
(5)	Includes 47,884 shares that may be acquired under options exercisable within 60 days of September 13, 2006.
(6)	Includes 19,250 shares that may be acquired under options exercisable within 60 days of September 13, 2006. Also includes 346,249 shares held by Beilihis Investments, LLC. Dr. Baileys is managing member of Beilihis.
(7)	Includes 19,250 shares that may be acquired under options exercisable within 60 days of September 13, 2006. Also includes 2,411 warrants to purchase shares of SunLink common stock held by Ms. Brenner’s spouse and exercisable within 60 days of September 13, 2006.
(8)	Includes 11,750 shares that may be acquired under options exercisable within 60 days of September 13, 2006.
(9)	Includes 19,250 shares that may be acquired under options exercisable within 60 days of September 13, 2006.
(10)	Includes 2,411 shares that may be acquired upon the exercise of warrants and 566,750 shares that may be acquired under options exercisable within 60 days of September 13, 2006.

EXECUTIVE COMPENSATION

Compensation Committee Report

Overview

The Compensation Committee of the Board of Directors currently is comprised of three directors, who are not current or former members of the Company, each of whom is independent under the applicable rules of the American Stock Exchange. The committee is responsible for establishing the compensation policies and evaluating the compensation programs for the Company’s executive officers and other key employees. In carrying out its duties, the committee make all reasonable attempts to comply with the $1 million deduction limitation for executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, unless the committee determines that such compliance in given circumstances would not be in the best interest of the Company and its shareholders.

Compensation Philosophy

•	Emphasize performance-based compensation;

•	Encourage strong financial performance by establishing goals that are internally equitable and externally competitive, enabling the Company to attract and retain qualified management; and

•	Encourage executive stock ownership and alignment with shareholder interests by providing a significant portion of compensation in Company common stock.

The three key elements of executive compensation are base salary, short-term incentives and long-term incentives. The Company’s philosophy is to position an aggregate of these elements of compensation at a level that is commensurate with the Company’s size and performance relative to other regional hospital companies, as well as a larger group of general medical industry companies.

Compensation Consultant

During the latter part of fiscal 2005 the Compensation Committee retained a compensation consulting firm to review and evaluate the current compensation packages for the three highest paid executives of the Company as compared to those of the executives of other health care companies with comparable revenues. The Committee considered the results of such survey as one source of information in formulating 2006 and future compensation packages and the reasonableness of potential compensation levels.

Base salaries

The Company’s base salaries are intended to be consistent with its understanding of competitive practices, levels of executive responsibility, qualifications necessary for the particular executive position, and the expertise and experience of the executive officer. Salary adjustments reflect the Compensation Committee’s belief as to competitive trends, the performance of the individual and, to some extent, the overall financial condition of the Company.

During the fiscal year ended June 30, 2006, the CEO, Mr. Thornton, was employed under an employment agreement which provided for an annual base salary of $335,000. In the opinion of the Compensation Committee, and after consultation with a compensation consulting firm at the end of fiscal year 2005, Mr. Thornton’s salary continues to be on the low end of salaries for CEOs of regional hospital management companies and also below that of CEOs for healthcare companies with similar revenues.

Short-Term Incentives

The short-term incentive for an executive is the opportunity to earn an annual cash bonus. The Committee has concluded that bonus payments should be primarily based on the achievement of specific predetermined financial targets while a smaller portion should be discretionary based on the Compensation Committee’s evaluation of an executive’s performance in specific qualitative areas.

The Executive Bonus Plan for the fiscal year ended June 30, 2006 provided that bonuses would be payable based on two factors: (1) the net income of the Company from continuing operations during fiscal 2006 and (2) the achievement of certain unweighted discretionary criteria.

The net income goal was set forth in the budget adopted by the Board in June 2005 for the 2006 fiscal year and represented a significant increase over the net income from continuing operations for fiscal 2006. The Company’s net income from continuing operations substantially exceeded the goal set forth in the 2006 budget. Based on this positive result and the Compensation Committee’s evaluation of each executive’s performance against his discretionary criteria, the executive officers of the Company, were paid the bonuses set forth in the Summary Compensation Tables on page 17 and 18.

During the fiscal year ended June 30, 2006, Mr. Thornton was granted the opportunity to earn a bonus equal to sixty percent of his 2006 annual salary if certain criteria established by the Compensation Committee, after consultation with him, were met. (A more complete description of Mr. Thornton’s employment agreement is contained on page 22 under the heading “Employment Contracts, Termination of Employment and Change-in-Control Agreements”). In the opinion of the Compensation Committee Mr. Thornton’s cash bonus opportunity (which is calculated as a percentage of his salary) is somewhat on the low side for comparable positions for healthcare companies with similar revenues and below the market median for healthcare companies with similar revenues. If SunLink’s revenues continue to increase, such disparity may be expected to increase.

Under the Executive Bonus Plan for fiscal 2006, Mr. Thornton’s bonus for fiscal 2006 was weighted as follows: (1) 70% was based on the Company’s net income from continuing operations for fiscal 2006 and (2) 30% was based on certain un-weighted discretionary criteria. As explained above, the Company exceeded the net earnings from continuing operations goal set for fiscal 2006 so a maximum bonus was paid to Mr. Thornton based on this factor. The un-weighted discretionary criteria chosen to evaluate Mr. Thornton’s performance were: (i) maintaining an active acquisition program which capitalizes on suitable opportunities and (ii), maintaining an active program of investor relations and major shareholder contacts. The Committee concluded, and the Board agreed, that Mr. Thornton had substantially performed discretionary criteria and therefore had earned a proportionate bonus based thereon. Mr. Thornton was also granted 38,500 options for Company common stock on November 11, 2005. These options will vest one third each on November 11, 2006, 2007 and 2008.

Long-Term Incentives

While salary and short-term incentives are primarily designed to compensate current and past performance, the primary goal of the long-term incentive compensation program is to directly link management compensation with the long-term interests of the shareholders. The Company currently uses, as it has for many years, stock options to provide that link. Options are intended to provide strong incentives for superior long-term performance. On November 7, 2005, Company shareholders adopted the 2005 Equity Incentive Plan. In the future, the Compensation Committee may, at its discretion, grant awards to executive officers through this plan.

This report has been submitted by the Compensation Committee:

Karen B. Brenner (Chair)	Dr. Steven J. Baileys	Gene E. Burleson

Other Executive Compensation Information

The following sections of this Proxy Statement set forth compensation information relating to the Chief Executive Officer and the four other most highly compensated executive officers of the Company, other than the Chief Executive Officer (the “Named Executive Officers”), for the fiscal year ended June 30, 2006.

The following table shows the compensation awarded or paid by SunLink for services rendered for the fiscal years ended June 30, 2006, 2005 and 2004 to the Chief Executive Officer and the other Named Executive Officers.

Summary Compensation Table
	Annual Compensation(1)				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	Long-Term Incentive Plan Payout ($)	All Other Compensation ($)(2)
Robert M. Thornton, Jr. Chairman, President and Chief Executive Officer	2006 2005 2004	$335,000 310,000 283,500	$170,850 180,420 50,425	— — —	— — —	38,500 — —	— — —	6,300 1,711 7,715

Joseph T. Morris Chief Financial Officer	2006 2005 2004	$244,000 240,000 237,300	$122,000 139,680 42,205	— — —	— — —	14,000 — —	— — —	6,300 2,468 7,713

Harry R. Alvis Chief Operating Officer	2006 2005 2004	$244,000 236,000 212,930	$122,000 118,000 30,417	— — —	— — —	17,500 20,000 —	— — —	6,300 1,772 7,209

Jerome D. Orth Vice President, Technological and Compliance Services	2006 2005 2004	149,333 142,000 142,000	47,189 53,392 10,400	— — —	— — —	8,468 — —	— — —	5,962 2,375 5,715

Mark J. Stockslager Corporate Controller and Principal Accounting Officer	2006 2005 2004	106,088 101,100 96,348	39,253 40,440 18,800	— — —	— — —	7,536 — —	— — —	4,318 2,578 3,455

(1)	The amounts shown do not include certain indirect compensation, perquisites and other personal benefits in the value of which for each executive officer did not exceed the lesser of $50,000 or 10% of the aggregate compensation for such officer.
(2)	All other compensation consists of 401k contributions made by the Company.

The following table shows the compensation as disclosable under the new executive compensation rules effective November 7, 2006 awarded or paid by SunLink for services rendered for the fiscal years ended June 30, 2006, 2005 and 2004 to the Chief Executive Officer and the other Named Executive Officers.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1) (2)	Total ($)
Robert M. Thornton, Jr. Chairman, President and Chief Executive Officer	2006 2005 2004	335,000 310,000 283,500	170,850 180,420 50,425	— — —	154,385 — —	— — —	— — —	— 1,711 7,715	660,235 492,131 341,460

Joseph T. Morris Chief Financial Officer	2006 2005 2004	244,000 240,000 237,300	122,000 139,680 42,205	— — —	56,140 — —	— — —	— — —	— 2,468 7,713	422,100 382,148 287,218

Harry R. Alvis Chief Operating Officer	2006 2005 2004	244,000 236,000 212,930	122,000 118,000 30,417	— — —	70,175 63,200 —	— — —	— — —	— 1,772 7,209	436,175 418,972 250,556

Jerome D. Orth Vice President, Technological and Compliance Services	2006 2005 2004	149,333 142,000 142,000	47,189 53,392 10,400	— — —	33,957 — —	— — —	— — —	— 2,375 5,715	230,429 197,767 158,115

Mark J. Stockslager Corporate Controller and Principal Accounting Officer	2006 2005 2004	106,088 101,100 96,348	39,253 40,440 18,800	— — —	30,219 — —	— — —	— — —	— 2,578 3,455	175,560 144,078 118,603

(1)	The amounts shown for 2006 do not include certain indirect compensation, perquisites and other personal benefits in the value of which for each named executive officer did not exceed the lesser of $10,000.
(2)	The amounts shown for 2005 and 2004 include 401k contributions made by the Company.

Option Grants in Last Fiscal Year

The following tables show information about stock option awards under Company approved plans during fiscal 2006 for the Named Executive Officers.

Grants of Plan-Based Awards

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Appreciated Total Value
					5%	10%
Robert M. Thornton, Jr.	38,500	17.38%	$9.63	11/10/2010	$102,433	$226,350
Joseph T. Morris	14,000	6.32%	$9.63	11/10/2010	$37,248	$82,309
Harry R. Alvis	17,500	7.90%	$9.63	11/10/2010	$46,560	$102,886
Jerome D. Orth	8,468	3.82%	$9.63	11/10/2010	$22,530	$49,785
Mark J. Stockslager	7,536	3.40%	$9.63	11/10/2010	$20,050	$44,306

(1)	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of our stock.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target ($)	Maximum (#)
Robert M. Thornton, Jr.	Nov. 11, 2005	N/A	N/A	N/A	N/A	N/A	N/A	—	38,500	$9.63
Joseph T. Morris	Nov. 11, 2005	N/A	N/A	N/A	N/A	N/A	N/A	—	14,000	$9.63
Harry R. Alvis	Nov. 11, 2005	N/A	N/A	N/A	N/A	N/A	N/A	—	17,500	$9.63
Jerome D. Orth	Nov. 11, 2005	N/A	N/A	N/A	N/A	N/A	N/A	—	8,468	$9.63
Mark J. Stockslager	Nov. 11, 2005	N/A	N/A	N/A	N/A	N/A	N/A	—	7,536	$9.63

(1)	The Company has not granted awards which vest upon achievement of any criteria other than time.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information with respect to the common stock that may be issued upon the exercise of options and other awards under the Company’s existing equity compensation plans as of June 30, 2006.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert M. Thornton, Jr.	40,000 40,000 40,000 40,000 —	— — — — 38,500	— — — — —	$ $ $ $ $	1.50 1.50 1.50 1.50 9.63	3/4/2007 3/4/2008 3/4/2009 3/4/2010 11/10/2010	— — — — —	— — — — —	— — — — —	— — — — —

Joseph T. Morris	22,000 22,000 22,000 22,000 1,750 1,750 1,750 — —	— — — — — — — 1,750 14,000	— — — — — — — — —	$ $ $ $ $ $ $ $ $	1.50 1.50 1.50 1.50 3.00 3.00 3.00 3.00 9.63	3/4/2007 3/4/2008 3/4/2009 3/4/2010 8/24/2008 8/24/2009 8/24/2010 8/24/2011 11/10/2010	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Harry R. Alvis	18,750 18,750 18,750 18,750 1,750 1,750 1,750 — 6,667 —	— — — — — — — 1,750 13,333 17,500	— — — — — — — — — —	$ $ $ $ $ $ $ $ $ $	1.50 1.50 1.50 1.50 3.00 3.00 3.00 3.00 6.57 9.63	3/4/2007 3/4/2008 3/4/2009 3/3/2010 8/24/2008 8/24/2009 8/24/2010 8/24/2011 2/17/2010 11/10/2010	— — — — — — — — — —	— — — — — — — — — —	— — — — — — — — — —	— — — — — — — — — —

Jerome D. Orth	10,000 10,000 10,000 10,000 250 250 250 — —	— — — — — — — 250 8,468	— — — — — — — — —	$ $ $ $ $ $ $ $ $	1.50 1.50 1.50 1.50 3.00 3.00 3.00 3.00 9.63	3/4/2007 3/4/2008 3/4/2009 3/3/2010 8/24/2008 8/24/2009 8/24/2010 8/24/2011 11/10/2010	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —

Mark J. Stockslager	11,250 11,250 11,250 11,250 250 250 250 — —	— — — — — — — 250 7,536	— — — — — — — — —	$ $ $ $ $ $ $ $ $	1.50 1.50 1.50 1.50 3.00 3.00 3.00 3.00 9.63	3/4/2007 3/4/2008 3/4/2009 3/3/2010 8/24/2008 8/24/2009 8/24/2010 8/24/2011 11/10/2010	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —

(1)	Includes each grant of both exercisable and unexercisable options under the Company’s 2001 Long-Term Stock Option Plan and 2005 Equity Incentive Plan.
(2)	The Company has not granted stock awards to its named executive officers during the past three years.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows information about stock option exercises during fiscal 2006 and unexercised stock options at June 30, 2006 for the Named Executive Officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Underlying Unexercised Options At Fiscal Year-End (#)		Value of Unexercised In-The- Money Options At Fiscal Year-End ($)(2)

			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert M. Thornton, Jr.	40,000	334,000	160,000	38,500	$1,344,000	$10,395

Joseph T. Morris	2,000	16,880	93,250	15,750	$775,425	$15,855

Harry R. Alvis	0	0	86,917	32,583	$688,426	$61,199

Jerome D. Orth	0	0	40,750	8,718	$341,175	$4,011

Mark J. Stockslager	6,000	28,860	45,750	7,786	$383,175	$3,760

(1)	We base this value on the spread between the exercise price and the closing price of our common shares on the American Stock Exchange at exercise.
(2)	We base this value on the closing price of our common shares on the American Stock Exchange on June 30, 2006.

Option Exercises and Stock Vested

The following table provides information with respect to common shares which were issued upon exercise between July 1, 2005 and June 30, 2006:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert M. Thornton, Jr.	40,000	334,000	—	—

Joseph T. Morris	2,000	16,880	—	—

Harry R. Alvis	—	N/A	—	—

Jerome D. Orth	—	N/A	—	—

Mark J. Stockslager	6,000	28,860	—	—

(1)	We base this value on the spread between the exercise price and the closing price of our common shares on the American Stock Exchange at exercise.

Long-Term Incentive Plan Awards

The Company did not grant any awards to Named Executive Officers during the fiscal year ended June 30, 2006 under any long-term incentive plan.

Pension Plan Benefits

Effective February 28, 1997, SunLink amended its domestic retirement plan to freeze participant benefits and close the plan to new participants. Accordingly, compensation earned after February 28, 1997 is not used in determining a participant’s accrued benefit. Mr. Thornton and Mr. Stockslager are participants in the plan. The estimated monthly benefits to be received by them at age 65 are $159.94 and $601.24, respectively.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Robert M. Thornton, Jr.	SunLink Health Systems Domestic Retirement Plan	1	$14,605	—

Joseph T. Morris	N/A	N/A	N/A	N/A

Harry R. Alvis	N/A	N/A	N/A	N/A

Jerome D. Orth	N/A	N/A	N/A	N/A

Mark J. Stockslager	SunLink Health Systems Domestic Retirement Plan	8	$31,106	—

Nonqualified Deferred Compensation

The Company does not generally offer nonqualified deferred compensation to its officers, and none of its Named Executive Officers currently participate or have participated in any nonqualified deferred compensation plan during the past fiscal year.

Equity Compensation Plan Information

The following table provides information with respect to the common shares that may be issued upon the exercise of options and other awards under the Company’s existing equity compensation plans as of June 30, 2006.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
1995 Incentive Stock Option Plan	4,000	$5.48	—
2001 Outside Directors’ Stock Ownership and Stock Option Plan	82,500	$2.26	—
2001 Long-Term Stock Option Plan	634,150	$2.58	562,800
2005 Equity Incentive Plan	237,200	$9.63	—

	957,850	$4.31	562,800

Equity compensation plans not approved by security holders:
None	—	—	—

Total:	957,850	$4.31	562,800

Employment Contracts, Termination of Employment and Change-In-Control Arrangements

Robert M. Thornton, Jr. Mr. Thornton, Chairman, President and Chief Executive Officer, is currently employed by the Company under the terms of an Employment Agreement effective July 1, 2005, as amended to date, for a term ending June 30, 2008 with optional renewal periods of eighteen months. Mr. Thornton’s current Employment Agreement provides for a base salary at a rate of not less than $335,000 per annum effective July 1, 2005 and thereafter plus any increases that may be granted from time to time by the Company. Mr. Thornton will be eligible to participate in the company’s 2005 Equity Incentive Plan if the Board decides to grant him additional options. Mr. Thornton is also eligible to receive an annual bonus of up to sixty percent of his annual base salary if certain criteria established by the Compensation Committee (in consultation with him) are met.

Mr. Thornton’s Employment Agreement also provides for severance payments in the event Mr. Thornton ceases to be employed by the Company. If Mr. Thornton is terminated for cause, disability or death, he is entitled to then accrued benefits under the Agreement, including a pro rata share of any annual bonus. If Mr. Thornton is terminated without cause, he is generally entitled to a total of thirty months salary. If he is terminated without cause during any extended term of the Agreement, he is generally entitled to the lesser of (x) twelve months salary or (y) the salary for the remaining number of months of such extended term.

Upon a change of control of the Company (as defined), if Mr. Thornton’s employment is thereafter terminated for any reason other than cause or if he terminates his employment within one year of the change of control, he is entitled to (a) thirty months of base pay, to be paid in accordance with the Company’s payroll practices, (b) accrued compensation, including a pro rata share of any annual bonus, (c) a lump sum cash payment equal to a pro rata portion of bonus for goals achieved prior to date of such termination, (d) health and certain ancillary benefits for twelve months thereafter, and (e) full vesting of any then unvested stock options.

Joseph T. Morris. Mr. Morris, Chief Financial Officer, is currently employed by the Company under the terms of an Employment Agreement effective July 1, 2003, as amended to date for a term ending December 31, 2006. Mr. Morris’ Employment Agreement provides for a salary of no less than $244,000 effective July 1, 2004 and thereafter, plus any increases that may be granted from time to time by the Company. If the Board adopts additional option plans under which senior executives participate, Mr. Morris will be eligible to participate and the Board may grant him additional options. Mr. Morris is also eligible to receive an annual bonus of up to sixty percent of his annual base salary if certain criteria established by the Compensation Committee are met.

Mr. Morris’ Employment Agreement also provides for severance payments in the event Mr. Morris ceases to be employed by the Company. If Mr. Morris is terminated for cause, disability or death, he is entitled to then accrued benefits under the Agreement, including a pro rata share of any annual bonus. If Mr. Morris is terminated without cause during the term of the Agreement, he is entitled to receive severance payments equal to the lesser of (i) twelve months salary or (ii) the salary for the remaining number of months in the term of the Agreement. If he is terminated without cause during any extended term of the Agreement, he is generally entitled to the lesser of (x) six months salary or (y) the salary for the remaining number of months of such extended term.

Upon a change in control of the Company, if Mr. Morris’ employment is thereafter terminated for any reason other than cause or if he terminates his employment within one year of the change in control, he is entitled to (a) fifteen months of base pay, to be paid in accordance with the Company’s payroll practices, (b) accrued compensation, including a pro rata share of any annual bonus, (c) health and certain ancillary benefits for twelve months thereafter, and (d) full vesting of any then unvested stock options.

Harry R. Alvis. Mr. Alvis, Chief Operating Officer, is currently employed by the Company under the terms of an Employment Agreement effective July 1, 2005, as amended to date for a term ending June 30, 2007. Mr. Alvis’ Employment Agreement provides for a salary of not less than $244,000 effective July 1, 2005 and thereafter, plus any increases that may be granted from time to time by the Company. Under his Employment Agreement, Mr. Alvis will be eligible to participate in the Company’s 2005 Equity Incentive Plan if the Board decides to grant him additional options under this Plan. Mr. Alvis is also eligible to receive an annual bonus of up to fifty percent of his annual base salary if certain criteria established by the Compensation Committee are met.

Mr. Alvis’ Employment Agreement also provides for severance payments in the event Mr. Alvis ceases to be employed by the Company. If Mr. Alvis is terminated for cause, disability or death, he is entitled to then accrued benefits under the Agreement, including a pro rata share of any annual bonus. If Mr. Alvis is terminated without cause during the term of the Agreement, he is entitled to receive severance payments equal to fifteen months salary, a pro rata portion of any bonus for which annual goals have been met and continuation of certain benefits for 60 days following termination. If he is terminated without cause during any extended term of the Agreement, he is generally entitled to the lesser of (x) six months salary or (y) the salary for the remaining number of months of such extended term.

Upon a change in control of the Company, if Mr. Alvis’ employment is thereafter terminated for any reason other than cause or if he terminates his employment within one year of the change in control, he is entitled to (a) fifteen months of base pay, to be paid in accordance with the Company’s payroll practices, (b) accrued compensation, including a pro rata share of any annual bonus, (c) health and certain ancillary benefits for twelve months thereafter, and (d) full vesting of any then unvested stock options.

Jerome D. Orth. Mr. Orth, Vice President, Technical and Compliance Services, is currently employed by the Company under the terms of an Employment Agreement effective February 1, 2001. Mr. Orth’s current Employment Agreement provides for a salary of $12,500 per month or $150,000 on an annualized basis. Mr. Orth’s salary will be reevaluated at least annually to determine if any adjustments should be made. Additionally, Mr. Orth has a target incentive opportunity for the fiscal year ending June 30, 2007 of up to forty percent of his base salary based on criteria determined by the Compensation Committee. Mr. Orth is eligible to participate in the Company’s stock option program, as well as the Company’s medical, dental and disability programs.

Mark J. Stockslager. Mr. Stockslager, Principal Accounting Officer and Corporate Controller, is currently employed by the Company under the terms of an Employment Agreement effective January 1, 2001. Mr. Stockslager’s current Employment Agreement provides for a salary of $9,056 per month or $108,675 on an annualized basis. Mr. Stockslager’s salary will be reevaluated at least annually to determine if any adjustments should be made. Additionally, Mr. Stockslager has a target incentive opportunity for the fiscal year ending June 30, 2007 of up to forty percent of his base salary based on criteria determined by the Compensation Committee. Mr. Stockslager is eligible to participate in the Company’s stock option program, as well as the Company’s medical, dental and disability programs.

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on SunLink’s common shares over a 63 month period from March 31, 2001 through June 30, 2006 with the cumulative total return of the American Stock Exchange Market Index and a published hospital industry index over the same period. The graph assumes that $100 was invested in each vehicle on March 31, 2001 and that all dividends were reinvested.

SunLink changed its fiscal year-end from March 31 to June 30 beginning with the year ended June 30, 2002, so the measurement period for the performance graph and performance data covers the fiscal years ended March 31, 2001, and 2002, the three-month transition period ended June 30, 2002 and fiscal years ended June 30, 2003, 2004, 2005 and 2006.

PERFORMANCE DATA

Cumulative Value of $100 invested on March 31, 2001

	3/31/01	3/31/02	6/30/02	6/30/03	6/30/04	6/30/05	6/30/06
SUNLINK HEALTH SYSTEMS, INC.	100.00	344.97	211.41	161.74	372.48	528.86	664.43
HOSPITALS INDEX	100.00	113.53	112.24	118.94	155.42	193.69	236.22
AMEX MARKET INDEX	100.00	121.28	130.28	70.60	90.94	116.01	88.24

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Ms. Brenner (Chairperson), Dr. Baileys, and Mr. Burleson, none of whom were officers or employees of the Company.

CERTAIN TRANSACTIONS

A director of the Company and the company secretary (who was a director of SunLink until November 2003 and is now director emeritus) are members of two different law firms, each of which provides services to SunLink.

CERTAIN ACCOUNTING AND AUDITING MATTERS

Report Of The Audit Committee

The authority, duties and responsibilities of the Audit Committee of the Board of Directors of the Company are set forth in detail in the written Audit Committee Charter, which was adopted by the Board of Directors of the Company and which complies with the applicable rules of the American Stock Exchange. The Audit Committee reviews and assesses the adequacy of its Charter on an annual basis. The Company’s management is responsible for preparing the Company’s financial statements and has represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles. An independent registered public accounting firm is responsible for auditing the financial statements.

The Audit Committee has three members, each of whom is independent under the applicable rules of the American Stock Exchange. The Audit Committee met seven times during the 2006 fiscal year. In addition, the members of the Audit Committee reviewed, and the Chairman of the Audit Committee discussed with management, Cherry, Bekaert & Holland, L.L.P. (the Company’s current independent registered accounting firm) and Deloitte & Touche, (the Company’s former independent registered accounting firm) the interim financial information contained in each quarterly earnings release (for the periods such firms were engaged as the Company’s accountants) prior to the release of such information to the public.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluations of the Company’s internal controls and the overall quality of the company’s financial reporting. In addition, the Audit Committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended June 30, 2006 with management and Cherry, Bekaert & Holland, L.L.P., including discussing with Cherry, Bekaert & Holland, L.L.P. the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended and by Rule 2-07 of Regulation S-X.

The Audit Committee received from Cherry, Bekaert & Holland, L.L.P. the written disclosures, including the letter, required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with Cherry, Bekaert & Holland, L.L.P. the subject of their independence in connection with their performance of services for the Company and has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

As a result of the reviews and discussions with management and Cherry, Bekaert & Holland, L.L.P. referred to above, the Audit Committee recommended to the Board of Directors and the Board has approved that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2006 for filing with the Securities and Exchange Commission.

This report has been submitted by the Audit Committee:

C. Michael Ford (Chair)	Karen B. Brenner	Michael W. Hall

Policy On Pre-Approval Of Services Provided By Independent Registered Public Accounting Firms

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of Cherry, Bekaert & Holland, L.L.P. are subject to the specific pre-approval of the Audit Committee. All audit and permitted non-audit services to be performed by Cherry, Bekaert & Holland, L.L.P. require pre-approval by the Audit Committee in accordance with pre-approved procedures established by the Audit Committee. The procedures require all proposed engagements of Cherry, Bekaert & Holland, L.L.P. for services of any kind to be directed to the Company’s Principal Accounting Officer and then submitted for approval to the Audit Committee prior to the beginning of any services.

In fiscal 2006, 100% of the audit fees, audit related fees and tax fees were approved either by the Audit Committee or its designee. The Audit Committee has considered whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence and believes that the provision of such services is compatible.

Independent Registered Public Accounting Firm Fees

The following tables show the type of services and the aggregate fees billed to SunLink for such services during the fiscal years ended June 30, 2006 and 2005 by SunLink’s independent registered public accounting firm, Cherry, Bekaert & Holland, L.L.P. and its former independent registered accounting firm Deloitte & Touche, LLP. Descriptions of the service types follow the table.

Services Rendered by Cherry Bekaert & Holland, L.L.P.	Fiscal 2006	Fiscal 2005
Audit Fees	$150,000	$124,239
Audit Related Fees	$11,188	$0
Tax Fees	$53,085	$77,765
All Other Fees	$0	$0

Services Rendered by Deloitte & Touche, LLP	Fiscal 2006	Fiscal 2005
Audit Fees	$0	$183,145
Audit Related Fees	$18,560	$0
Tax Fees	$0	$26,030
All Other Fees	$0	$0

Audit Fees

The aggregate fees billed by Cherry Bekaert & Holland, L.L.P. and Deloitte & Touche, LLP for each of the last two fiscal years include fees for professional services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory audits, filings, or engagements and other attest services and the issuance of comfort letters and consents.

Audit-Related Fees

Audit-related fees may include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. The nature of the services performed for these fees may include, among other things, employee benefit plan audits, internal control reviews, attest services not required by statute or regulation and consultations concerning financial accounting and reporting matters not classified as an audit.

Tax Fees

The aggregate fees billed by Cherry Bekaert & Holland, L.L.P. and Deloitte & Touche, LLP in each of the last two fiscal years include fees for professional services rendered for tax compliance, including the preparation of tax returns.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On October 21, 2004, the Company’s Audit Committee dismissed Deloitte & Touche, LLP as its independent registered public accounting firm.

The report of Deloitte & Touche, LLP on our consolidated financial statements for the fiscal year ended June 30, 2004 contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended June 30, 2004 and through October 21, 2004, there were no disagreements between SunLink and Deloitte & Touche, LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

In connection with the audit of the fiscal year ended June 30, 2004 and through October 21, 2004, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934).

We requested that Deloitte & Touche, LLP furnish us with a letter addressed to the SEC stating whether it agreed with the above statements. A copy of such letter, dated October 26, 2004, was filed as Exhibit 16.1 to our Form 8-K filed on October 26, 2004.

On October 21, 2004, the Audit Committee on behalf of the Company engaged Cherry, Bekaert & Holland, L.L.P. as SunLink’s independent registered public accounting firm for the fiscal year ended June 30, 2006.

During the years ended June 30, 2006 and 2005 and the subsequent unaudited interim period through the date hereof, neither SunLink nor any of its representatives consulted with Cherry, Bekaert & Holland, L.L.P. regarding (i) the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on SunLink’s financial statements, which advice was an important factor considered by SunLink in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement with Deloitte & Touche, LLP or a reportable event as described above.

We requested Cherry, Bekaert & Holland, L.L.P. to review the disclosures therein which were required by Item 304(a) of Regulation S-K prior to the filing of such Form 8-K and provided Cherry, Bekaert & Holland, L.L.P. with the opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of views or disagreements with the statements. Cherry, Bekaert & Holland, L.L.P. did not issue any such letter.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of the Company and owners of more than 10% of the Company’s common shares to file an initial ownership report with the Securities and Exchange Commission and a monthly or annual report listing any subsequent change in their ownership of any of the Company’s equity securities. The Company believes, based on information provided to the Company by the persons required to file such reports, that all filing requirements applicable to such persons during the period from July 1, 2005 through June 30, 2006 have been met, except that Ms. Brenner and Messrs. Thornton, Baileys, Burleson, Ford, Hall, Turner, Morris, Alvis, Orth and Stockslager failed to timely file a Form 4 for grants of Company common stock and stock options made on November 11, 2005. Mr. Thornton and Mr. Morris filed a Form 4 reporting such grant on February 27, 2006. Ms. Brenner and Messrs. Baileys, Burleson, Ford, Hall, Turner, Alvis, Orth and Stockslager each filed a Form 4 reporting such grant on March 2, 2006.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cherry, Bekaert & Holland, L.L.P. was engaged to perform the Company’s annual audit for the fiscal year ended June 30, 2006 and is expected to continue to provide audit services to the Company for fiscal 2007. It is anticipated that representatives of Cherry, Bekaert & Holland, L.L.P. will be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if such representatives so desire.

The Board of Directors of the Company annually appoints the independent registered public accounting firm for the Company after receiving the recommendation of its Audit Committee.

OTHER BUSINESS

The Board and our management have not received notice of, and are not aware of, any business to come before the Annual Meeting other than the items we refer to in this Proxy Statement. The Board of Directors currently does not intend to present any other business at the meeting. However, if any other matters are properly brought before the meeting, it is intended that the holders of proxies in the enclosed form will vote thereon in their discretion.

COST OF SOLICITATION

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxy solicitations may be made by directors, officers and employees of the Company, personally or by telephone or other means of communication, without receiving additional compensation. It is also anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses. The Company has also engaged Georgeson Shareholder Communications, Inc. for a fee not to exceed $10,000 to assist in the solicitation of proxies.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,

NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

Under SEC rules, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for the 2007 Annual Meeting of Shareholders, our Secretary must receive the proposal at 900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia 30339, Attention: Secretary, on or before June 2, 2007 in order to be eligible for such inclusion.

Under our Code of Regulations, and as SEC rules permit, shareholders must follow certain procedures to nominate a person for election as a Director at an annual or special meeting. Under these procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to the Secretary of the Company at our principal executive offices. We must receive notice as follows:

Normally, we must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 50 days nor more than 75 days before the first anniversary of the prior year’s meeting. Assuming that our 2006 Annual Meeting is held on schedule, we must receive notice pertaining to the 2007 Annual Meeting no earlier than August 23, 2007 and no later than September 17, 2007.

However, if we give less than 60 days notice or public announcement of the annual meeting date, we must receive the notice no later than the close of business ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

If we hold a special meeting to elect directors which is on less than sixty days’ notice, the effect of our Code of Regulations will be that we must receive a shareholder’s notice of intention to introduce a nomination no later than the close of business ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

A notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have mailed our 2006 Annual Report to Shareholders in connection with this proxy solicitation. IF YOU WOULD LIKE A COPY OF OUR 2006 FORM 10-K, EXCLUDING CERTAIN EXHIBITS, PLEASE CONTACT, SUNLINK HEALTH SYSTEMS, INC. 900 CIRCLE 75 PARKWAY, SUITE 1120, ATLANTA, GEORGIA 30339.

ADMISSION TO MEETING

Please vote by telephone or the Internet or sign, date and return the enclosed proxy or voting instruction form in the prepaid envelope. We encourage you to attend the November 6, 2006 meeting. To assure that attendance is limited to shareholders, please bring with you some proof of SunLink Health Systems, Inc. common stock ownership, such as a current brokerage statement and an identification bearing a photograph. No cellular telephones, beepers or recording devices will be allowed in the meeting room.

APPENDIX A

SUNLINK HEALTH SYSTEMS, INC.

AUDIT COMMITTEE CHARTER

ADOPTED BY THE BOARD OF DIRECTORS

ON SEPTEMBER 20, 2004

I. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the integrity of the financial statements and other financial information provided by the Company to the Company’s shareholders, the general public and the Securities and Exchange Commission (“SEC”); the Company’s systems of internal controls regarding finance, accounting, legal and compliance that management and the Board have established; the Company’s auditing, accounting and financial reporting processes generally; and the independence and performance of the Company’s external auditors.

II. COMPOSITION

The Audit Committee shall be comprised of at least three directors as determined by the Board, who shall meet the independence and audit committee composition requirements under any rules and regulations of the American Stock Exchange, Section 121A and Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the SEC, as in effect from time to time. Each Audit Committee member shall be independent and free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement and shall have working familiarity with basic finance and accounting practices. The Committee shall include at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication satisfying the applicable requirements of the American Stock Exchange, the Exchange Act and the rules and regulations of the SEC.

The members of the Committee shall be elected by the Board. Unless a Chair is elected by the full Board, the members of the Committee shall designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet quarterly, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet at least annually with the management and the independent auditors in separate executive sessions to discuss any matters that the Committee or either group believes should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES

The Audit Committee is vested with all responsibilities and authority required by Rule 10A-3 under the Exchange Act. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party that reviews, appraises and provides recommendations on the Company’s financial reporting process and internal control system.

•	Take direct responsibility for the appointment of, compensation of, retention of, and oversight of the work of, the independent auditors employed by the Company (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

•	Review and appraise the audit efforts of the Company’s independent auditors (who shall report directly to the Audit Committee), engage or dismiss the independent auditors as is considered appropriate and pre-approve any significant non-audit relationship with the Company’s independent auditors (approval of any such non-audit relationship must be disclosed in the Company’s periodic reports).

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

•	Review the Company’s compliance program and report and provide any recommendations to the Board of Directors on such program.

•	Report to the Board of Directors the results of the Audit Committee’s work.

To fulfill its responsibilities and duties the Committee shall:

Documents/Reports Review

•	Review the Company’s annual consolidated financial statements and other financial information submitted to the SEC or the public, including any certification, report, opinion, or review rendered by the independent auditors.

•	Review with financial management and the independent auditors: (i) the interim financial information contained in the Company’s Quarterly Reports on Form 10-Q prior to filing, (ii) earnings announcements prior to release (if practicable) and (iii) the results of the review of such information by the independent auditors.

•	Consult with the independent auditors concerning the Company’s critical accounting policies and any off-balance sheet financing arrangements.

•	Determine what senior members will be assigned to the audit staff and be comfortable with their professionalism.

•	Approve fees and other compensation to be paid to the independent auditors.

•	On an annual basis, review and discuss with the auditors all significant relationships the auditors have with the Company to determine the auditors’ independence, and receive and review the independent auditors’ annual letter to the Company delineating all relationships between the auditor and the Company.

•	Periodically consult with the independent auditors out of the presence of management about internal controls and the completeness and accuracy of the Company’s financial statements.

•	Discuss with the independent auditors whether their audit scope is adequate considering the Company does not have an internal audit staff and program.

•	On at least an annual basis, review the Company’s audit committee charter and make any necessary updates and revisions when appropriate.

Financial Reporting Processes

•	Consult with the independent auditors and review the integrity of the Company’s financial reporting processes, both internal and external.

•	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

•	Discuss with the independent auditors any alternative accounting treatment within generally accepted accounting principles of financial information identified by the independent auditors that has been discussed with management, the ramifications of the alternative treatment and the treatment preferred by the auditors.

•	Following completion of the annual audit, review separately with each of the management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to required information.

•	Review any significant disagreement between management and the independent auditors in connection with the preparation of the financial statements.

•	Prepare the Audit Committee report required to be included in the Company’s annual proxy statement.

Related Party and Legal Compliance

•	Evaluate identified related party transactions entered into by the Company.

•	Determine that all stock option plans are approved by stockholders.

•	Establish rules for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

•	Establish procedures for the confidential submission by employees of concerns regarding questionable accounting or auditing matters.

•	Review with the independent auditors and/or other appropriate Company personnel, the results of their review of the Company’s compliance with its code of conduct, and endeavor to ensure that management has a proper review system in place so that the Company’s financial statements, reports and other financial information satisfy legal requirements.

•	Review processes and policies of the Company designed to ensure compliance with applicable laws and regulations and endeavor to ensure that the Company’s compliance efforts are effective.

•	Review with the Company’s legal counsel, legal compliance matters including corporate securities trading policies.

•	Review with the Company’s legal counsel, any legal matter that reasonably would be expected to have a significant impact on the organization’s financial statements.

•	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee deems necessary or appropriate or the Board may request in writing.

V. EXPENSES

The Company shall provide the Audit Committee adequate funds to achieve its purpose, including any funding the Audit Committee reasonably deems appropriate, to engage the independent auditors, independent counsel or other advisers as it determines necessary to carry out its duties.

VI. LIMITATIONS ON RESPONSIBILITIES AND DUTIES

Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Members of the Audit Committee do not represent themselves to be or to serve as, accountants or auditors by profession.

Therefore, the Audit Committee expects to and will rely, without independent verification, on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent auditors included in their report on the Company’s financial statements. The Audit Committee’s oversight does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Further, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

APPENDIX B

SUNLINK HEALTH SYSTEMS, INC.

COMPENSATION COMMITTEE CHARTER

ADOPTED BY THE BOARD OF DIRECTORS

ON SEPTEMBER 20, 2004

I. PURPOSE

The primary purpose of the Compensation Committee of the Board of Directors is: (i) to assist the Board in discharging its responsibilities with respect to compensation of the Company’s executive officers; (ii) to produce a report on executive compensation for inclusion in the Company’s annual proxy statement; (iii) to provide recommendations regarding management successors; and (iv) to administer the Company’s stock option and other incentive plans (in the absence of a separate Stock Option Committee).

II. ORGANIZATION

The Compensation Committee shall consist of three or more directors, each of whom shall satisfy the applicable independence requirements of the American Stock Exchange and any other regulatory requirements. The Committee may form and delegate authority to subcommittees when appropriate.

Committee members shall be elected by resolution the Board and shall serve until their successors shall be duly elected and qualified. The Committee’s chairperson shall be designated by the full Board if it elects to do so. Alternatively, if the Board does not designate a chairperson, the Committee members shall elect a chairperson by vote of a majority of the full Committee.

The Committee’s chairperson shall (i) chair all meetings of the Committee; (ii) coordinate the evaluation of the performance of the Chief Executive Officer; and (iii) perform other activities requested by the other directors or as circumstances dictate.

III. STRUCTURE AND MEETINGS

The chairperson of the Compensation Committee will preside at each Committee meeting and, in consultation with the other Committee members, shall set the frequency of meetings and the agenda for each meeting. The chairperson will ensure that the agenda for each meeting is circulated in advance of the applicable meeting.

The Committee shall inform the Board of the actions taken or issues discussed at its meetings at the next meeting of the full Board following a committee meeting.

IV. GOALS AND RESPONSIBILITIES

The Compensation Committee shall have the power and authority of the Board to perform and shall perform the following duties and responsibilities:

A.	develop guidelines and, on an annual basis, review the compensation and performance of the Company’s officers, review and approve corporate goals relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of these goals and objectives, set the Chief Executive Officer’s compensation based on this evaluation, evaluate the performance of the Company’s senior executive officers and approve their annual compensation, and produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with all applicable rules and regulations;

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B.	make recommendations to the Board with respect to incentive compensation plans and equity-based plans, and administer such plans by establishing criteria for the granting of options to the Company’s officers and other employees and reviewing and approving the granting of options in accordance with such criteria;

C.	review and approve plans for managerial succession of the Company;

D.	review director compensation levels and practices, and recommend to the Board, from time to time, changes in such compensation levels and practices (including retainers, committee fees, stock options and other similar items as appropriate);

E.	annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval; and

F.	perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deem appropriate.

V. COMMITTEE RESOURCES

The Compensation Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting, consulting and other advisors. The Committee shall determine the extent of funding necessary for the payment of fees to any consultant retained to advise the Committee.

The Committee shall have sole authority to retain and terminate any compensation consultant used to assist in the development and/or analysis of the Company’s compensation philosophy, or the evaluation of a director, the Chief Executive Officer or other senior executive and shall have sole authority to approve such firm’s fees and other retention terms.

VI. DISCLOSURE OF CHARTER

This Charter will be made available on the Company’s website.

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SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

(770) 933-7000

AMEX: SSY

www.sunlinkhealth.com

sunlink@sunlinkhealth.com

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL
This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-776-9437, 24 hours a day, 7 days a week. Have your voting instruction card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you direct. Available until 11:59 pm Eastern Standard Time, November 5, 2006.

Visit the Internet voting website at

http:// www.voteproxy.com Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 11:59 pm. Eastern Standard Time, November 5, 2006.

Simply mark, sign and date your voting instruction card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	COMPANY NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

1.     To elect three (3) directors to the Board of Directors to serve for a term of two years and until their successors are elected and qualified.

(1) Karen B. Brenner,

(2) C. Michael Ford and

(3) Howard E. Turner

INSTRUCTION: For the slate, except to withhold authority to vote for any individual nominee write the nominee’s name in the space provided below.

_________________________

_________________________

_________________________

_________________________

	For All Nominees ☐	Withhold All Nominees ☐

2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please date and sign this Proxy exactly as name(s) appears on the mailing label.

Print Name(s):

NOTE: When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.

Dated:

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints Robert M. Thornton, Jr. and Karen B. Brenner and any of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of SUNLINK HEALTH SYSTEMS, INC. to be held on November 6, 2006, at 10:00 am Eastern Time at the Renaissance Waverly Hotel, 2450 Cobb Parkway S.W., Atlanta, Georgia 30339, and any adjournments or postponements thereof:

(To be signed, dated, and voted on reverse side.)